SCHEDULE II
                         INFORMATION WITH RESPECT TO
               TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                 SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HI-SHEAR INDUSTRIES

GAMCO INVESTORS, INC.

                    3/14/96           20,000-            6.2500

                    3/11/96            1,500-            6.2500

                    3/08/96           35,000-            6.1250

                    3/06/96           19,000-            6.0000























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.







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